Filed Pursuant to Rule 424(b)(4)
Registration No. 333-270101

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 28, 2023)

8,700,000 Shares

PowerSchool Holdings, Inc.

Class A Common Stock Offered by the Selling Stockholders

The selling stockholders identified in this prospectus supplement (the “selling stockholders”), including our Chief Executive Officer, are offering 8,700,000 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of PowerSchool Holdings, Inc. (“PowerSchool,” the “Company,” “we” or “us”). We will not receive any proceeds from the sale of the stock to be offered by the selling stockholders.

The selling stockholders have granted the underwriters the option to purchase up to an additional 1,305,000 shares from the selling stockholders on the same terms and conditions noted below within 30 days of the date of this prospectus supplement. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders pursuant to any exercise of the underwriters’ option to purchase additional shares.

Our Class A common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “PWSC.” The last reported closing sale price of our Class A common stock on the NYSE was $22.95 per share on February 28, 2023.

	Per Share	Total
Public offering price	$21.00	$182,700,000
Underwriting discounts and commissions(1)	$0.84	$7,308,000
Proceeds, before expenses, to the selling stockholders	$20.16	$175,392,000

(1)	See “Underwriting” for a description of compensation payable to the underwriters.

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES A NUMBER OF RISKS. SEE “RISK FACTORS” ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT, ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS AND INCLUDED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH IS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT, TO READ ABOUT FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR CLASS A COMMON STOCK.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Class A common stock to purchasers on or about March 3, 2023.

Goldman Sachs & Co. LLC		Barclays

BofA Securities	Jefferies	RBC Capital Markets

Credit Suisse	Macquarie Capital	UBS Investment Bank

Baird	Piper Sandler	William Blair

AmeriVet Securities	Loop Capital Markets	Ramirez & Co., Inc.	Stern

The date of this prospectus supplement is February 28, 2023.

PROSPECTUS SUPPLEMENT

PROSPECTUS

Neither we, the selling stockholders, nor the underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the date such information is presented. Our business, financial condition and results of operations may have changed since the date such information was presented.

For investors outside the United States: neither we, the selling stockholders, nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling stockholders named in a prospectus supplement may, from time to time, offer and sell our Class A common stock in one or more offerings or resales.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Class A common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference therein.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any related free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in the accompanying prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before investing in our Class A common stock. For a more complete understanding of us and this offering, you should read and carefully consider the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, including the “Risk Factors” in our most recent Annual Report on Form 10-K which is incorporated by reference in this prospectus supplement and accompanying prospectus, the consolidated financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Some of the statements in this prospectus supplement are forward-looking statements. See “Forward-Looking Statements.”

Unless the context otherwise requires, the terms “PowerSchool,” the “Company,” “our company,” “we,” “us” and “our” in this prospectus refer to PowerSchool Holdings, Inc. and, where appropriate, its consolidated subsidiaries.

Company Overview

At PowerSchool, we believe in the simple truth that every student deserves the best opportunities in life. Unfortunately, because adoption of technology in education has lagged behind other sectors, K-12 schools and school districts, and ultimately their students and families, have yet to experience all the benefits from digital transformation. That’s why we seek to power the education ecosystem with unified technology that helps educators and students realize their potential, in their way. A digital transformation in education is currently under way, unleashing tremendous potential, surfacing insights and driving efficiencies, and we believe all administrators, educators and students are entitled to benefit from this advancement.

As a pioneer and the leading provider of cloud-based software to the K-12 education market, we provide a comprehensive platform of cloud solutions that deliver a broad range of mission-critical capabilities to K-12 organizations, including the core system of record used by districts and schools, student and teacher assessment tools, learning management systems, teacher hiring and retention solutions, and insights and analytics that leverage rich data to improve education outcomes. As of December 31, 2022, we serve more than 15,000 customers, including over 90 of the 100 top districts by student enrollment in the United States, have 30 state-, province-, or territory-wide contracts in North America, and sell solutions in over 90 countries globally. Our platform is embedded in school workflows and is used on a daily basis by teachers, students, administrators and parents in schools and districts representing over 50 million students globally, over 80% of all K-12 students in the U.S. and Canada. Our cloud-based technology platform helps schools and districts efficiently manage state reporting and related compliance, special education, finance, HR, talent, registration, attendance, funding, learning, instruction, grading, college and career readiness, assessments and analytics in one place. Through our platform approach, we help our customers streamline operations, aggregate disparate data sets and develop insights using predictive modelling and machine learning. Our ability to transform information into actionable insights improves the efficiency of school operations, the quality of instruction delivered by teachers, and the pace of student growth, which we believe should have a profound effect on K-12 educational outcomes.

Our broad scale, engagement with all constituents and single-sector focus has made us one of the most recognizable and trusted brands in the K-12 market. We achieved our leadership position by combining over twenty-five years of deep expertise with our vision to create modern technology to automate and streamline inefficient processes, aggregate critical data in central system of record systems, and utilize assessment and data analytics to help students succeed.

School districts have steadily increased investment in cloud-based software solutions, and we expect the adoption trend to accelerate post- COVID-19. The COVID-19 pandemic created a seminal moment for education, driving secular step-function changes in the pace of technology adoption. These recent events have also exposed the lack of technological readiness in many schools and districts. Faced with extended closures, school leadership had to rapidly mobilize resources to confront the acute technical, instructional, and administrative challenges of maintaining uninterrupted learning, teaching and operations.

Our customers include every major type of K-12 organization across a range of sizes. Our solutions are mission-critical and foster a high degree of customer loyalty, resulting in long-standing and stable customer relationships. PowerSchool has grown rapidly over the last several years and we plan to continue to deepen our relationships with existing customers by providing strong customer support, cross-selling incremental solutions and integrating point solutions for customers.

For a more fulsome description of our business, please refer to Part I, Item 1, “Business” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, as amended by any subsequent amendment or any report filed for the purpose of updating that description.

Our Organizational Structure

As a result of certain organizational transactions completed in connection with our IPO (as defined below), PowerSchool Holdings, Inc. is a holding company and its sole assets are its equity interests in PowerSchool Holdings LLC (formerly known as Severin Holdings, LLC) (“Holdings LLC”). As the sole managing member of Holdings LLC, PowerSchool Holdings, Inc. operates and controls all of the business and affairs of Holdings LLC and, through Holdings LLC and its subsidiaries, conducts its business.

Our corporate structure following the IPO is commonly referred to as an “Up-C” structure, which is commonly used by partnerships and limited liability companies when they undertake an initial public offering of their business. The Up-C structure, together with the Tax Receivable Agreement (as defined below), allows the owners of Holdings LLC at the time of the IPO to continue to realize tax benefits associated with owning interests in an entity that is treated as a partnership, or “pass-through” entity, for income tax purposes following the IPO. One of these benefits is that future taxable income of Holdings LLC that is allocated to such owners will be taxed on a flow-through basis and therefore will not be subject to corporate taxes at the entity level.

Our Principal Stockholders

We have a valuable relationship with funds associated with Onex Partners Manager LP (“Onex Partners” or “Onex”) and Vista Equity Partners (“Vista” and, together with Onex, the “Principal Stockholders”).

Founded in 1984, Onex manages and invests capital on behalf of its stockholders, institutional investors and high net worth clients from around the world. Onex’ platforms include: Onex Partners, private equity funds focused on mid- to large-cap opportunities in North America and Western Europe;

ONCAP, private equity funds focused on middle market and smaller opportunities in North America; Onex Credit, which manages primarily non-investment grade debt through tradeable, private and opportunistic credit strategies; and Gluskin Sheff’s wealth management services including its actively managed public equity and public credit funds. In total, as of December 31, 2022, Onex has approximately $50.8 billion of assets under management, of which approximately $7.9 billion is its own investing capital. With offices in Toronto, New York, New Jersey, Boston and London, Onex and its experienced management teams are collectively the largest investors across Onex’ platforms.

Vista is a leading global investment firm with more than $95 billion in assets under management as of September 30, 2022. The firm exclusively invests in enterprise software, data and technology-enabled organizations across private equity, permanent capital, credit and public equity strategies, bringing an approach that prioritizes creating enduring market value for the benefit of its global ecosystem of investors, companies, customers and employees. Vista’s investments are anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions and proven, flexible management techniques that drive sustainable growth. Vista believes the transformative power of technology is the key to an even better future—a healthier planet, a smarter economy, a diverse and inclusive community and a broader path to prosperity.

General Corporate Information

We completed our initial public offering on July 30, 2021, and our Class A common stock commenced trading on the NYSE on July 28, 2021 (“IPO”). Our principal executive offices are located at 150 Parkshore Dr., Folsom, California 95630. Our telephone number is (877) 873-1550. Our website address is www.powerschool.com and our investor relations website is investors.powerschool.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock.

Additional information about us is included in documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Trademarks, Service Marks, and Trade Names

This prospectus supplement and the documents incorporated by reference herein include our trademarks, service marks and trade names, such as “PowerSchool” which are protected under applicable intellectual property laws and are the property of the Company or its subsidiaries. This prospectus supplement and the documents incorporated by reference herein also contain trademarks, service marks and trade names of other companies which are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement and the documents incorporated by reference herein may appear without the ®, SM or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of the trademarks, service marks or trade names of other parties to imply a relationship with, or endorsement of, these other parties.

THE OFFERING

Class A common stock offered by the selling stockholders	8,700,000 shares of Class A common stock, including 2,274,413 shares of Class A common stock issuable in connection with an exchange for units (the “LLC Units”) in Holdings LLC on a one-for-one basis and an equal number of shares of Class B common stock, par value $0.0001 per share (“Class B common stock”). Any shares of Class B common stock so delivered will be cancelled.

Option to purchase additional shares of Class A common stock	The selling stockholders have granted the underwriters a 30-day option from the date of this prospectus supplement to purchase up to 1,305,000 additional shares of Class A common stock, including 341,162 shares of Class A common stock issuable in connection with an exchange of LLC Units on a one-for-one basis and an equal number of shares of Class B common stock, from the selling stockholders at the public offering price, less underwriting discounts and commissions. Any shares of Class B common stock so delivered will be cancelled.

Class A common stock to be outstanding immediately after this offering	161,964,797 shares (or 162,305,959 shares if the underwriters exercise in full their option to purchase additional shares of Class A common stock).

Class B common stock to be outstanding immediately after this offering	37,654,059 shares, all of which will continue to be owned by Vista (or 37,312,897 shares if the underwriters exercise in full their option to purchase additional shares of Class A common stock).

Voting rights	Holders of our Class A common stock and Class B common stock are each entitled to one vote per share. All holders of Class A common stock and Class B common stock will vote together as a single class except as otherwise required by applicable law or our certificate of incorporation. Holders of Class B common stock do not have any right to receive dividends or distributions upon the liquidation or winding up of PowerSchool Holdings, Inc.

Voting power held by public stockholders immediately after giving effect to this offering	27.3% (or 28.0% shares if the underwriters exercise in full their option to purchase additional shares of Class A common stock).

Voting power held by our Principal Stockholders immediately after giving effect this offering	71.6% (or 71.0% shares if the underwriters exercise in full their option to purchase additional shares of Class A common stock).

Controlled company	Following this offering we will continue to be a “controlled company” within the meaning of the corporate governance rules of the NYSE.

Exchange rights of holders of LLC Units of Holdings LLC	We are party to an Exchange Agreement (“Exchange Agreement”) with Severin Topco, LLC (“Topco LLC”) pursuant to which Topco LLC has the right, from time to time and subject to the terms of the Exchange Agreement, to exchange their LLC Units in Holdings LLC, together with an equal number of shares of Class B common stock, for shares of Class A common stock on a one-for-one basis or, at the Company’s election, for cash from a substantially concurrent public offering or private sale (based on the price of our Class A common stock sold in such public offering or private sale), net of any underwriting discounts and commissions, for each LLC Unit exchanged, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and other similar transactions. Any shares of Class B common stock so delivered will be cancelled.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of Class A common stock by the selling stockholders in this offering, including any shares the selling stockholders may sell pursuant to the underwriters’ option to purchase additional shares of our Class A common stock. See “Use of Proceeds.”

Dividend policy	We do not currently anticipate paying dividends on our Class A common stock for the foreseeable future. Any future determination to pay dividends on our Class A common stock will be subject to the discretion of our board of directors and depend upon various factors. See “Dividend Policy” in the accompanying prospectus.

Under the terms of the operating agreement of Holdings LLC, Holdings LLC is obligated to make tax distributions to current and future unitholders, including us. We expect that these tax distributions will be substantial, and will likely significantly exceed (as a percentage of Holdings LLC’s income) the overall effective tax rate applicable to a similarly situated corporate taxpayer. As a result, it is possible that we will receive distributions significantly in excess of our tax liabilities and obligations to make payments under the Tax Receivable Agreement. While our board of directors may choose to distribute such cash balances as dividends on our Class A common stock, it will not be required (and does not currently intend) to do so, and may in its sole discretion choose to use such excess cash for any purpose depending upon the facts and circumstances at the time of determination.

Holders of our Class B common stock do not have any right to receive dividends, or to receive a distribution upon a liquidation, dissolution or winding up of the Company, with respect to their Class B common stock.

Tax Receivable Agreement

We are party to a Tax Receivable Agreement (“Tax Receivable Agreement”) with Topco LLC, Vista and Onex that provides for the payment from time to time by us to Topco LLC, Vista and Onex of 85% of the amount of the benefits, if any, that we realize or, under certain circumstances, are deemed to realize as a result of (i) certain increases in the tax basis of assets of Holdings LLC and its subsidiaries resulting from purchases of LLC Units with the proceeds of our IPO or exchanges of LLC Units in the future, including in connection with this offering, or any prior transfers of interests in Holdings LLC, (ii) certain tax attributes of (x) the entities through which our Principal Stockholders held their ownership interests in Topco LLC prior to our IPO (including NOLs and excess interest expense carryforwards), which entities were contributed to the Company in connection with the IPO and (y) of Holdings LLC and subsidiaries of Holdings LLC (including amortizable goodwill and other intangible assets), in each case, that existed prior to our IPO and (iii) certain other tax benefits related to our making payments under the Tax Receivable Agreement (including deductions for payments of imputed interest). These payment obligations are obligations of PowerSchool Holdings, Inc. and not of Holdings LLC.

Trading symbol	Our Class A common stock is listed on the NYSE under the symbol “PWSC.”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and accompanying prospectus, including the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K which is incorporated by reference into this prospectus supplement for a discussion of factors to consider carefully before deciding to invest in shares of our Class A common stock.

The number of shares of Class A common stock to be outstanding following this offering is based on 159,690,384 shares of Class A common stock outstanding as of January 31, 2023, and excludes:

•

37,654,059 shares of Class A common stock that may be issuable upon exchange of LLC Units following this offering, together with the cancellation of an equal number of shares of Class B common stock held by Topco LLC,

•	7,633,112 shares of Class A common stock issuable upon vesting and settlement of restricted stock units (“RSUs”); and

•	18,558,041 shares of Class A common stock reserved for future issuance under the PowerSchool Holdings, Inc. 2021 Omnibus Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes (i) no issuance of shares of Class A common stock upon vesting and settlement of RSUs after January 31, 2023 and (ii) no exercise by the underwriters of their option to purchase additional shares of Class A common stock.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below, and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus supplement or accompanying prospectus or incorporated by reference herein or therein. The risks so described are not the only risks facing the Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Furthermore, the trading price of our Class A common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to our Class A common stock and this offering

Our Principal Stockholders control us, and their interests may conflict with ours or yours in the future.

Immediately following this offering, investment entities affiliated with our Principal Stockholders will control approximately 71.6% of the voting power of our outstanding common stock, or 71.0% if the underwriters exercise in full their option to purchase additional shares, which means that, based on its percentage voting power controlled after the offering, our Principal Stockholders will control the vote of all matters submitted to a vote of our stockholders. This control will enable our Principal Stockholders to control the election of the members of our Board and all other corporate decisions. Even when our Principal Stockholders cease to control a majority of the total voting power, for so long as our Principal Stockholders continue to own a significant percentage of our common stock, our Principal Stockholders will still be able to significantly influence the composition of our Board and the approval of actions requiring stockholder approval. Accordingly, for such period of time, our Principal Stockholders will have significant influence with respect to our management, business plans and policies, including the appointment and removal of our officers, decisions on whether to raise future capital and amending our charter and bylaws, which govern the rights attached to our common stock. In particular, for so long as our Principal Stockholders continue to own a significant percentage of our common stock, our Principal Stockholders will be able to cause or prevent a change of control of us or a change in the composition of our Board and could preclude any unsolicited acquisition of us. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of Class A common stock as part of a sale of us and ultimately might affect the market price of our Class A common stock.

The market price of our Class A common stock may be volatile and could decline after this offering.

Volatility in the market price of our Class A common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our Class A common stock may fluctuate significantly. Among the factors that could affect our stock price are:

•	market conditions in our industry or the broader stock market;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	introduction of new solutions or services by us or our competitors;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	sales, or anticipated sales, of large blocks of our stock;

•	additions or departures of key personnel;

•	regulatory or political developments;

•	litigation and governmental investigations;

•	changing economic conditions;

•	investors’ perception of us;

•	events beyond our control such as weather, war and health crises; and

•	any default on our indebtedness.

In particular, we cannot assure you that you will be able to resell your shares at or above the public offering price. Stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Class A common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against the affected company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which could materially and adversely affect our business, financial position, results of operations and cash flows.

An active, liquid trading market for our Class A common stock may not be sustained.

Although our Class A common stock is currently listed on the NYSE under the symbol “PWSC,” an active trading market for our shares may not be sustained. Accordingly, if an active trading market for our Class A common stock is not maintained, the liquidity of our Class A common stock, your ability to sell your shares of our Class A common stock when desired and the prices that you may obtain for your shares of Class A common stock will be adversely affected.

Future sales of shares by us or our existing stockholders could cause our stock price to decline.

Sales of substantial amounts of our Class A common stock in the public market following this offering, or the perception that these sales could occur, could cause the market price of our Class A common stock to decline. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon the completion of this offering, we will have a total of 161,964,797 shares of Class A common stock (or 162,305,959 if the underwriters exercise in full their option to purchase additional shares of Class A common stock) outstanding and 37,654,059 additional shares of Class A common stock issuable (or 37,312,897 if the underwriters exercise in full their option to purchase additional shares of Class A common stock) upon exchange of LLC Units (with the corresponding cancellation of an equal number of shares of Class B common stock). See “Prospectus Supplement Summary—The Offering— Exchange rights of holders of LLC Units of Holdings LLC.” Of the outstanding shares of Class A common stock, all of the Class A common stock shares to be sold in this offering will be immediately tradable without restriction under the Securities Act, except for any shares held by “affiliates,” as that term is defined in Rule 144 under the Securities Act (“Rule 144”). The significant majority of our Class A common stock that will be outstanding immediately after the completion of this offering will be restricted securities within the meaning of Rule 144 under the Securities Act, but will be eligible for resale subject to applicable volume, means of sale, holding period and other limitations of Rule 144 under the Securities Act or pursuant to an exemption from registration under Rule 701 under the Securities Act, or “Rule 701,”

subject to the lock-up agreements to be entered into by us, the selling stockholders and our executive officers and directors.

We are also party to a registration rights agreement, dated as of July 30, 2021, with Topco LLC, Vista and Onex, pursuant to which the shares of our Class A common stock and our other equity securities held by them will be eligible for resale (including shares of our Class A common stock issuable upon exchange of LLC Units held by Topco LLC directly or indirectly through a wholly-owned subsidiary), subject to certain limitations set forth therein.

On July 29, 2021, we also filed a registration statement on Form S-8 under the Securities Act to register the shares of Class A common stock to be issued under our 2021 Omnibus Incentive Plan. As a result, all shares of Class A common stock acquired upon the vesting of RSUs and other securities convertible or exchangeable into shares of Class A common stock granted under our 2021 Omnibus Incentive Plan will be freely tradable under the Securities Act, subject to the terms of the lock-up agreements, unless purchased by our affiliates.

Additionally, in connection with this offering, the selling stockholders have entered into lock-up agreements under which they have agreed not to, among other things and subject to certain exceptions, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, engage in any hedging or similar transaction or arrangement, lend or otherwise transfer or dispose of, directly or indirectly, any of our securities that are substantially similar to the securities offered hereby, without the prior written consent of the underwriters, for a period of 60 days after the date of this prospectus supplement.

Following the expiration of this 60-day lock-up period and this offering (assuming no exercise by the underwriters of their option to purchase additional shares of Class A common stock). The significant majority of our shares of Class A common stock (including shares issuable upon exchange of LLC Units, together with the cancellation of an equal number of shares of Class B common stock), will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144 or pursuant to an exemption from registration under Rule 701. As resale restrictions end, the market price of our Class A common stock could decline if the holders of those shares sell them or are perceived by the market as intending to sell them.

Because we have no current plans to pay regular cash dividends on our Class A common stock following this offering, you may not receive any return on investment unless you sell your Class A common stock for a price greater than that which you paid for it.

We do not anticipate paying any regular cash dividends on our Class A common stock following this offering. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our Board may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of existing and any future outstanding indebtedness we or our subsidiaries incur. Therefore, any return on investment in our Class A common stock is solely dependent upon the appreciation of the price of our Class A common stock on the open market, which may not occur.

FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus supplement and accompanying prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe, based on information currently available to our management, may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, related to our operations, financial results, financial condition, business, prospects, growth strategy, and liquidity. Accordingly there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to:

•	our history of cumulative losses and expectation that we will not be profitable for the foreseeable future;

•	risks associated with failing to continue our recent growth rates;

•	the competitiveness of the market in which we operate;

•	risks and uncertainties associated with potential acquisitions and divestitures;

•	our ability to retain, hire and integrate skilled personnel including our senior management team;

•	our ability to develop, introduce and market new and enhanced versions of our solutions to meet customer needs and expectations;

•	our ability to scale our business and manage our expenses;

•	the impact of adverse general and industry-specific economic and market conditions;

•	the impact on our operations and financial condition from the effects of the COVID-19 pandemic;

•	the impact of inflation, rising interest rates and global conflicts, including disruptions in European economies as a result of the war in Ukraine;

•	risks to our revenue from changes in the spending policies or budget priorities for government funding of K-12 schools;

•	risks related to the procurement process and budget decision by government entities;

•	our ability to correctly estimate market opportunity and forecast market growth;

•	our ability to successfully develop new solutions or materially enhance current solutions through our research and development efforts;

•	risks caused by delays in upturns or downturns being reflected in our financial position and results of operations;

•	the length and variability of our sales cycles;

•	risks related to negotiating leverage and the demands of our large customers;

•	our ability to change our pricing models, if necessary to compete successfully;

•	our ability to acquire new accounts and successfully retain existing accounts;

•	our ability to maintain, enhance and protect our brand;

•	the seasonality of our sales and customer growth;

•	the effects of interruptions or delays in services provided by our data centers or other third parties;

•	risks associated with lawsuits by third parties for alleged infringement, misappropriation or other violation of their intellectual property and proprietary rights;

•	our ability to obtain, maintain, protect and enforce intellectual property protection for our current and future solutions;

•	the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions;

•	the risks associated with indemnity provisions in some of our agreements;

•	the risks related to our use of open source software in certain of our solutions;

•	the impact of interruptions or performance problems associated with our technology or infrastructure;

•	the impact of real or perceived errors, failures or bugs in our solutions;

•	risks related to incorrect or improper use of our solutions or our failure to properly train customers on how to utilize our solutions;

•	our ability to offer high-quality support;

•	our ability to predict and respond to rapidly evolving technological trends and our customers’ changing needs;

•	the fact that our activities are and will continue to be subject to extensive government regulation;

•	our ability to comply with HIPAA and other privacy laws and regulations;

•	risks related to changes in tax laws;

•	the impact of export and import control laws and regulations;

•	risks relating to non-compliance with anti-corruption, anti-bribery and similar laws;

•	risks related to future litigation;

•	changes in privacy laws and regulations applicable to our business;

•	our ability to comply with legal requirements, contractual obligations and industry standards relating to security, data protection and privacy;

•	risks to our reputation and of liability from a failure to comply with a variety of complex procurement rules and regulations;

•	our reliance on third-party software and intellectual property licenses;

•	our ability to develop and maintain proper and effective internal control over financial reporting;

•	our management team’s limited experience managing a public company; and

•	the impact of variation in our quarterly operating results on the trading price of our stock.

Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to various risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Information concerning factors that could cause actual results to differ from those in our forward-looking statements is contained under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated in this prospectus supplement and accompanying prospectus by reference (and in any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for subsequent periods that are so incorporated). Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

The selling stockholders are selling all of the Class A common stock being sold in this offering, including any shares of Class A common stock sold upon the exercise of the underwriters’ option to purchase additional shares. Accordingly, we will not receive any proceeds from the sale of shares of our Class A common stock being sold in this offering. We will bear the costs associated with the sale of the shares in this offering by the selling stockholders, other than underwriting discounts and commissions. See “Underwriting” and “Selling Stockholders.”

SELLING STOCKHOLDERS

The following table details the name of each selling stockholder, the number of shares of our Class A common stock and Class B common stock beneficially owned by the selling stockholder, and the number of shares of our Class A common stock being offered by the selling stockholder for sale under this prospectus supplement. The percentage of shares of our Class A common stock and Class B common stock beneficially owned by the selling stockholder both prior to and following the offering of securities pursuant to this prospectus supplement, is based on 159,690,384 shares of our Class A common stock and 39,928,472 shares of our Class B common stock outstanding as of January 31, 2023.

Except for the ownership of the shares of Class A common stock and Class B common stock, the selling stockholders have not had any material relationship with us within the past three years, unless otherwise indicated in “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed on April 4, 2022 and included in “Item 8. Consolidated Financial Statements—Note 18. Related-Party Transactions” in our most recent Annual Report on Form 10-K filed on February 24, 2023. Hardeep Gulati currently serves as Chief Executive Officer and as a Director of the Company.

Topco LLC holds all of the issued and outstanding shares of our Class B common stock. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of LLC Units that Topco LLC owns. Topco LLC has the right, from time to time and subject to the terms of the Exchange Agreement, to exchange its LLC Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock on a one-for-one basis or, at the Company’s election, for cash. Any shares of Class B common stock so delivered will be cancelled. The voting power afforded to Topco LLC by its shares of Class B common stock will be automatically and correspondingly reduced as it exchanges shares of Class B common stock, together with an equal number of LLC Units, for Class A common stock or cash. See “Prospectus Summary—The Offering—Exchange Rights of Holders of LLC Units of Holdings LLC” elsewhere in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus.

The following table and footnotes set forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock by each of the selling stockholders. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

	Shares of Common Stock Beneficially Owned Prior to this Offering					Number of Class A Shares Being Offered, including Shares of Class A Common Stock Issuable upon Exchange of LLC Units	Shares of Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Shares of Class A Common Stock	% of Class A Common Stock Outstanding	Shares of Class B Common Stock	% of Class B Common Stock Outstanding	% of Combined Voting Power(1)		Shares of Class A Common Stock	Shares of Class B Common Stock	% of Combined Voting Power Assuming the Underwriters’ Option Is Not Exercised(1)	% of Combined Voting Power Assuming the Underwriters’ Option Is Exercised in Full(1)
Vista(2)	36,271,801	22.7%	39,828,472	100.0%	38.2%	4,340,534	34,205,681	37,654,059	36.0%	35.7%
Onex(3)	75,413,862	47.2%	—	—	37.8%	4,295,739	71,118,123	—	35.6%	35.3%
Hardeep Gulati(4)	1,338,406	*	—	—	*	63,727	1,274,679	—	*	*

*	Less than 1%
(1)

Each share of Class A common stock and Class B common stock entitles the registered holder thereof to one vote on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock vote as a single class on all matters except as required by law or the certificate of incorporation.

(2)

Includes 111,111 shares of Class A common stock and 39,928,472 shares of Class B common stock held directly by Topco LLC, 27,723,904 shares of Class A common stock held by Vista Equity Partners Fund VI-A, L.P., 8,335,356 shares of Class A common stock held directly by Vista Equity Partners Fund VI, L.P. (“VEPF VI”) and 101,430 shares of Class A common stock held directly by VEPF VI FAF, L.P., each with shared voting and dispositive power. In this offering, Topco LLC will sell 6,329 shares of Class A common stock and will exchange 2,274,413 LLC Units (together with an equivalent number of shares of Class B common stock) for the same number of shares of Class A common stock and sell such shares of Class A common stock (or 949 shares of Class A common stock and 341,162 LLC units, if the underwriters’ option is exercised in full) and Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P. and VEPF VI FAF, L.P. will sell 474,800, 1,579,214, and 5,778 shares of Class A common stock, respectively (or 71,220, 236,882 and 867 shares of Class A common stock, respectively, if the underwriters’ option is exercised in full). Topco LLC is managed by a board of managers. VEPF VI controls the board of managers of Topco LLC. Vista Equity Partners Fund VI GP, L.P. (“Fund VI GP”) is the sole general partner of VEPF VI. Fund VI GP’s sole general partner is VEPF VI GP, Ltd. (“Fund VI UGP”). Robert F. Smith is the sole director and one of 11 members of Fund VI UGP. VEPF Management, L.P. (“Management Company”) is the sole management company of each of the Vista Funds (as defined below). The Management Company’s sole general partner is VEP Group, LLC (“VEP Group”) and the Management Company’s sole limited partner is Vista Equity Partners Management, LLC (“VEPM”). VEP Group is the Senior Managing Member of VEPM. Robert F. Smith is the sole Managing Member of VEP Group. Consequently, Mr. Smith, Fund VI GP, Fund VI UGP, the Management Company, VEPM and VEP Group may be deemed the beneficial owners of the shares held by Vista Equity Partners Fund VI-A, L.P., Vista Equity Partners Fund VI, L.P., and VEPF VI FAF, L.P. (collectively, the “Vista Funds”) and Topco LLC.

The principal business address of each of Topco LLC, VEPF VI, Fund VI GP, Fund VI UGP, the Management Company, VEPM and VEP Group is c/o Vista Equity Partners, 4 Embarcadero Center, 20th Fl., San Francisco, California 94111. The principal business address of Mr. Smith is c/o Vista Equity Partners, 401 Congress Drive, Suite 3100, Austin, Texas 78701.

(3)

Includes 271,840 shares of Class A common stock held directly by Onex Partners IV Select LP, 900,522 shares of Class A common stock held directly by Onex US Principals LP, 39,248,504 shares of Class A common stock held directly by Onex Partners IV LP, 1,364,335 shares of Class A common stock held directly by Onex Partners IV GP LP, 1,940,327 shares of Class A common stock held directly by Onex Partners IV PV LP, 22,178,111 shares of Class A common stock held directly by Onex Powerschool LP and 9,510,223 shares of Class A common stock held directly by Pinnacle Holdings I L.P. In this offering, Onex Partners IV Select LP, Onex US Principals LP, Onex Partners IV LP, Onex Partners IV GP LP, Onex Partners IV PV LP, Onex Powerschool LP and Pinnacle Holdings I L.P. will sell 15,485, 51,296, 2,235,680, 77,716, 110,525, 1,263,314, and 541,723 shares of Class A common stock, respectively (or 2,323, 7,694, 335,353, 11,657, 16,579, 189,497 and 81,258 shares of Class A common stock, respectively, if the underwriters’ option is exercised in full). Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the shares of Class A common stock held directly by Onex Partners IV Select LP, Onex US Principals LP, Onex Partners IV LP, Onex Partners IV GP LP, Onex Partners IV PV LP, Onex Powerschool LP and Pinnacle Holdings I L.P., through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, the general partner of Onex Partners IV Select LP, Onex Partners IV LP, and Onex Partners IV PV LP, which hold interests in Pinnacle Holdings I L.P.; and through Onex Corporation’s ownership of all of the equity of Onex Private Equity Holdings LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex Powerschool LP and Onex US Principals LP. Mr. Gerald W. Schwartz, the Chairman, Chief Executive Officer of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation, and as such may be deemed to beneficially own all of the shares of Class A common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1 Canada.

(4)

Includes 219,642 restricted stock units that will vest within 60 days. If the underwriters exercise their option to purchase additional shares in full, Mr. Gulati will sell 9,559 shares of Class A common stock.

UNDERWRITING

We, Holdings LLC, the selling stockholders and Goldman Sachs & Co. LLC and Barclays Capital Inc., as representatives of the underwriters named below, have entered into an underwriting agreement with respect to the shares of Class A common stock being offered. Subject to certain conditions, the underwriters have severally agreed to purchase the number of shares of Class A common stock indicated in the table below from the selling stockholders at a price of $20.16 per share, which will result in $175,392,000 of proceeds to the selling stockholders before expenses.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC	2,566,500
Barclays Capital Inc.	2,479,500
BofA Securities, Inc.	522,000
Jefferies LLC	522,000
RBC Capital Markets, LLC	522,000
Credit Suisse Securities (USA) LLC	435,000
Macquarie Capital (USA) Inc.	435,000
UBS Securities LLC	435,000
Robert W. Baird & Co. Incorporated	174,000
Piper Sandler & Co.	130,500
William Blair & Company, L.L.C.	130,500
AmeriVet Securities, Inc.	87,000
Loop Capital Markets LLC	87,000
Samuel A. Ramirez & Company, Inc.	87,000
Stern Brothers & Co.	87,000

Total	8,700,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have committed to purchase all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy on a pro rata basis up to 1,305,000 additional shares of Class A common stock from the selling stockholders at the public offering price less the underwriting discounts and commissions. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholders.

	No exercise	Full exercise
Per Share(1)	$0.84	$0.84
Total	$7,308,000	$8,404,200

(1)

The underwriting fee is equal to the public offering price per share of Class A common stock less the amount paid by the underwriters to the selling stockholders per share of Class A common stock. The underwriting fee is $0.84 per share.

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.504 per share from the public offering price. After the initial offering of the shares, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Company and its officers, directors and the Principal Stockholders have agreed with the underwriters, subject to certain exceptions described below, not to dispose of or hedge any shares of Class A common stock or securities convertible into or exchangeable for shares of Class A common stock during the period from the date of this prospectus continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of Goldman Sachs & Co. LLC and Barclays Capital Inc.

The restrictions described in the paragraph above relating to us do not apply, subject in certain cases to various conditions (including the transfer of the lockup restrictions), to certain transactions, including:

•

issuances of shares of common stock, including upon the vesting, exercise or settlement of options, restricted stock or restricted stock units or the conversion of convertible securities or the exchange of exchangeable securities, or options to purchase shares of common stock or the grant of any other equity-based awards;

•

our entry into agreements providing for the issuance of common stock or such other securities in connection with certain acquisitions, assumed employee benefit plans, joint ventures, commercial relationships or other strategic transactions, and the issuance of securities pursuant to such agreements, provided that the aggregate number of shares that may be sold or issued pursuant to this paragraph shall not exceed 15% of the total number of shares of common stock issued and outstanding immediately following the completion of this offering; and

•	the exchange of LLC Units in connection with this offering.

The restrictions described in the paragraph above relating to the officers, directors and the Principal Stockholders do not apply, subject in certain cases to various conditions (including no filing requirements and the transfer of the lockup restrictions), to certain transactions, including:

•	transfers as a bona fide gift or gifts;

•	transfers to a trust for the benefit of the holder or the immediate family thereof;

•	transfers by a corporation, limited liability company or partnership to any wholly owned subsidiary or affiliate of the transferee;

•	transfers by operation of law, such as pursuant to a domestic relations order or in connection with a divorce settlement;

•

transfers pursuant to a bona fide third-party tender offer, merger, purchase, consolidation or other similar transaction that is approved by our board of directors, made to all holders of the Company’s capital stock involving a change of control;

•	transfers pursuant to the exercise of an option to purchase shares in connection with the termination of such option;

•

transfers to us for (a) the payment of the exercise price upon the “cashless” or “net” exercise of an option to purchase shares in connection with the termination of such option pursuant to its terms or (b) for payment of tax withholdings (including estimated taxes) due as a result of the exercise of such option to purchase shares or in connection with the vesting or settlement of any restricted stock or restricted stock unit awards;

•	transfers to us in connection with the termination of employment pursuant to agreements that provide us with an option to repurchase such shares; and

•	the sale of Class A common stock to the underwriters in this offering.

The lock-up agreements described above do not apply to the sale of any shares of Class A common stock pursuant to a written trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) established prior to the date of this prospectus. Further, the lock-up agreements permit the establishment of written trading plans meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer of Class A common stock, provided that no sale shall occur under such plan and no filing under the Exchange Act or any other public filing or disclosure of such plan shall be made by any person during the lock-up period unless such filing, announcement or other disclosure includes a statement to the effect that no transfer of common stock may be made under the plan during the lock-up period. The maximum number of shares of our Class A common stock that may be sold under existing Rule 10b5-1 plans by our executive officers prior to the expiration of the lock-up period related to this offering is approximately 60,000 shares.

Our Class A common stock is listed on the NYSE under the symbol “PWSC.”

In connection with the offering, the underwriters may purchase and sell shares of our Class A common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above.

“Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representative of the underwriters purchases Class A common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the Company’s Class A stock which may stabilize, maintain or otherwise affect the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

We will bear the costs associated with the sale of the shares of Class A common stock in this offering by the selling stockholders, other than underwriting discounts and commissions. We estimate that our share of the total expenses of the offering, including registration and filing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $1.0 million. We have agreed to reimburse the underwriters for certain of its expenses in connection with this offering in an amount up to $35,000.

A prospectus in electronic format may be made available on the web site maintained by the underwriters participating in the offering. The underwriters may agree to allocate a number of shares for sale to their online brokerage account holders.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. The underwriters or their affiliates may have an indirect ownership interest in us through various private equity funds, including the selling stockholders.

In the ordinary course of their various business activities, the underwriters and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the selling stockholders that would permit a public offering of the securities offered pursuant to this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered pursuant to this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any shares of Class A common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of Class A common stock may be made at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of Class A common stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of Class A common stock or to whom any offer is made will be deemed to have represented, warranted, and agreed to and with the underwriters and us that it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted, and agreed that the share of Class A common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Class A common stock to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of any underwriter has been obtained to each such proposed offer or resale. We, any underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, warranties, and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of such underwriters, be permitted to acquire shares of Class A common stock in such offering.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Class A common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

An offer to the public of any shares of Class A common stock may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares of Class A common stock may be made at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of any underwriter for any such offer; or

(c)

in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”), provided that no such offer of shares of Class A common stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares of Class A common stock or to whom any offer is made will be deemed to have represented, warranted, and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any shares of Class A common stock being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted, and agreed that the shares of Class A common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Class A common stock to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, any underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, warranties, and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified any underwriter of such fact in writing may, with the prior consent of such underwriter, be permitted to acquire shares of Class A common stock in the offering.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Class A common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A common stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Additional notice to prospective investors in the United Kingdom

In the United Kingdom, this prospectus supplement and any other material in relation to the shares of Class A common stock are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, the shares of Class A common stock are only available to, and any invitation, offer, or agreement to subscribe, purchase, or otherwise acquire such shares will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published, or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus or its contents.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or

subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), any underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and the Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations, and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation, or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to prospective investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or

the SFA, (2) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA N-16: Notice on Recommendations on Investment Products).

MATERIAL U.S. FEDERAL INCOME TAX

CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of our Class A common stock sold pursuant to this prospectus supplement, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, or Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to persons subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•	persons subject to the alternative minimum tax;

•	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations”, “passive foreign investment companies”, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that own, or are deemed to own, more than five percent of our Class A common stock (except to the extent specifically set forth below);

•	“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds); and

•	tax-qualified retirement plans.

If any partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “United States person” nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “The Offering,” we do not anticipate paying dividends on our Class A common stock for the foreseeable future. However, if we do make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a non-taxable return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, backup withholding, and the Foreign Account Tax Compliance Act, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to the applicable withholding agent prior to the payment of dividends a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our Class A common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period preceding the Non-U.S. Holder’s disposition of our Class A common stock and (2) the Non-U.S. Holder’s holding period for our Class A common stock. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may generally be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Class A common stock will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded on an established securities market”, as defined by applicable Treasury Regulations, and such Non-U.S. Holder owned, actually and constructively, five percent or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we were to become a USRPHC and our Class A common stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of Class A common stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our Class A common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our Class A common stock generally will be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale, or taxable disposition. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their tax advisors regarding information reporting and backup withholding.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Under the Code, applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. The U.S. Department of the Treasury released proposed regulations (which may be relied upon by taxpayers until final regulations are issued), which eliminate FATCA withholding on the gross proceeds from a sale or other disposition of our Class A common stock. Accordingly, FATCA withholding on the gross proceeds from a sale or other disposition of our Class A common stock is not currently expected to apply.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink.

We are subject to the reporting, proxy and information requirements of the Exchange Act, and are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above, as well as on our website, www.powerschool.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of, or other information accessible through, our website are not part of this prospectus supplement, and you should not consider the contents, or other information accessible through, of our website in making an investment decision with respect to our Class A common stock.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus supplement. We incorporate by reference the following documents that we have filed with the SEC (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 24, 2023;

•

information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2021 from our Amended Definitive Proxy Statement on Schedule 14A, filed on April 6, 2022; and

•

the description of our capital stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), until this offering is completed or terminated, will be considered to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus from the dates of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information. Any statement so updated or superseded will not be deemed, except as so updated or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above that have been incorporated by reference into this prospectus supplement and accompanying prospectus. You should direct requests for those documents to the following address:

PowerSchool Holdings, Inc.

150 Parkshore Drive

Folsom, California 95630

Attn: Chief Legal Officer

(877) 873-1550

LEGAL MATTERS

The validity of the issuance of our Class A common stock offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a limited partnership that is an investor in one or more investment funds affiliated with Vista. Kirkland & Ellis LLP represents entities affiliated with Vista in connection with legal matters. Certain legal matters will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”), New York, New York. Fried Frank provides legal services to us from time to time.

EXPERTS

The financial statements of PowerSchool Holdings, Inc. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

PowerSchool Holdings, Inc.

Class A Common Stock

This prospectus covers the resale by the selling stockholders to be identified in one or more supplements to this prospectus of shares of Class A common stock (as defined below), including shares of Class A common stock issuable in exchange for units (“LLC Units”) in PowerSchool Holdings LLC (formerly known as Severin Holdings, LLC) on a one-for-one basis and an equal number of shares of Class B common stock (as defined below) of PowerSchool Holdings, Inc. (“PowerSchool,” the “Company,” “we” or “us”) held by the selling stockholders. Any shares of Class B common stock so delivered will be cancelled.

We are not selling any shares of Class A common stock under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of shares of Class A common stock by the selling stockholders.

These securities may be offered and sold by the selling stockholders from time to time in accordance with the provisions set forth under “Plan of Distribution.” The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions, or directly to purchasers, on a continuous or delayed basis. The selling stockholders may offer and sell these securities at various times in amounts, at prices and on terms to be determined by market conditions and other factors at the time of such offerings. This prospectus describes the general terms of these securities and the general manner in which the selling stockholders will offer and sell these securities. A prospectus supplement or free writing prospectus, if needed, will identify the selling stockholders, describe the specific manner in which the selling stockholders will offer and sell these securities and also may add, update or change information contained or incorporated by reference in this prospectus. The names of any underwriters and the specific terms of a plan of distribution, if needed, will be stated in a prospectus supplement or a free writing prospectus.

Our Class A common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “PWSC.” The last reported closing sale price of our Class A common stock on the NYSE was $23.01 per share on February 27, 2023.

PowerSchool Holdings, Inc. has two authorized classes of common stock: Class A common stock, par value $0.0001 per share (“Class A common stock”), and Class B common stock, par value $0.0001 per share (“Class B common stock” and, together with Class A common stock, the “common stock”). Holders of our Class A common stock and Class B common stock are each entitled to one vote per share. All holders of Class A common stock and Class B common stock will vote together as a single class except as otherwise required by applicable law or our certificate of incorporation. Holders of Class B common stock do not have any right to receive dividends or distributions upon the liquidation or winding up of PowerSchool Holdings, Inc.

PowerSchool Holdings, Inc. is an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, has elected to comply with certain reduced public company reporting requirements for this prospectus and expects to continue to do so in future filings.

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES A NUMBER OF RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE RISK FACTORS IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT TO READ ABOUT FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR CLASS A COMMON STOCK.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Using this process, the selling stockholders may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities that may be offered by the selling stockholders. Because each of the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each time securities are offered by the selling stockholders pursuant to this prospectus, the selling stockholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the selling stockholders and the terms of the securities being offered. We may also provide you with a free writing prospectus that contains information about the specific terms of that offering, including the name of any selling stockholder and the prices at which the shares of our Class A common stock will be sold. Any prospectus supplement and any free writing prospectus may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in such prospectus supplement or free writing prospectus. Please carefully read this prospectus and the applicable prospectus supplement or free writing prospectus, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in the applicable prospectus supplement or free writing prospectus, including any information incorporated by reference. Neither we nor the selling stockholders nor any underwriter have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, the applicable prospectus supplement or free writing prospectus made available by us. Neither we, the selling stockholders nor any underwriter take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus is accurate only as of the date on the cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial

i

condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our Class A common stock. For a more complete understanding of us and any offering, you should read and carefully consider the entire prospectus and the applicable prospectus supplement, including the risk factors, financial statements and related notes and other information that we incorporate by reference herein and therein, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Some of the statements in this prospectus are forward-looking statements. See “Forward-Looking Statements.”

Unless the context otherwise requires, the terms “PowerSchool,” the “Company,” “our company,” “we,” “us” and “our” in this prospectus refer to PowerSchool Holdings, Inc. and, where appropriate, its consolidated subsidiaries.

Company Overview

At PowerSchool, we believe in the simple truth that every student deserves the best opportunities in life. Unfortunately, because adoption of technology in education has lagged behind other sectors, K-12 schools and school districts, and ultimately their students and families, have yet to experience all the benefits from digital transformation. That’s why we seek to power the education ecosystem with unified technology that helps educators and students realize their potential, in their way. A digital transformation in education is currently under way, unleashing tremendous potential, surfacing insights and driving efficiencies, and we believe all administrators, educators and students are entitled to benefit from this advancement.

As a pioneer and the leading provider of cloud-based software to the K-12 education market, we provide a comprehensive platform of cloud solutions that deliver a broad range of mission-critical capabilities to K-12 organizations, including the core system of record used by districts and schools, student and teacher assessment tools, learning management systems, teacher hiring and retention solutions, and insights and analytics that leverage rich data to improve education outcomes. As of December 31, 2022, we serve more than 15,000 customers, including over 90 of the 100 top districts by student enrollment in the United States, have 30 state-, province-, or territory-wide contracts in North America, and sell solutions in over 90 countries globally. Our platform is embedded in school workflows and is used on a daily basis by teachers, students, administrators and parents in schools and districts representing over 50 million students globally, over 80% of all K-12 students in the U.S. and Canada. Our cloud-based technology platform helps schools and districts efficiently manage state reporting and related compliance, special education, finance, HR, talent, registration, attendance, funding, learning, instruction, grading, college and career readiness, assessments and analytics in one place. Through our platform approach, we help our customers streamline operations, aggregate disparate data sets and develop insights using predictive modelling and machine learning. Our ability to transform information into actionable insights improves the efficiency of school operations, the quality of instruction delivered by teachers, and the pace of student growth, which we believe should have a profound effect on K-12 educational outcomes.

Our broad scale, engagement with all constituents and single-sector focus has made us one of the most recognizable and trusted brands in the K-12 market. We achieved our leadership position by combining over twenty-five years of deep expertise with our vision to create modern technology to automate and streamline inefficient processes, aggregate critical data in central system of record systems, and utilize assessment and data analytics to help students succeed.

School districts have steadily increased investment in cloud-based software solutions, and we expect the adoption trend to accelerate post- COVID-19. The COVID-19 pandemic created a seminal moment for education, driving secular step-function changes in the pace of technology adoption. These recent events have also exposed the lack of technological readiness in many schools and districts. Faced with extended closures, school leadership had to rapidly mobilize resources to confront the acute technical, instructional, and administrative challenges of maintaining uninterrupted learning, teaching and operations.

Our customers include every major type of K-12 organization across a range of sizes. Our solutions are mission-critical and foster a high degree of customer loyalty, resulting in long-standing and stable customer relationships. PowerSchool has grown rapidly over the last several years and we plan to continue to deepen our relationships with existing customers by providing strong customer support, cross-selling incremental solutions and integrating point solutions for customers.

For a more fulsome description of our business, please refer to Part I, Item 1, “Business” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, as amended by any subsequent amendment or any report filed for the purpose of updating that description.

Our Principal Stockholders

We have a valuable relationship with funds associated with Onex Partners Manager LP (“Onex Partners” or “Onex”) and Vista Equity Partners (“Vista”).

Founded in 1984, Onex manages and invests capital on behalf of its stockholders, institutional investors and high net worth clients from around the world. Onex’s platforms include: Onex Partners, private equity funds focused on mid- to large-cap opportunities in North America and Western Europe; ONCAP, private equity funds focused on middle market and smaller opportunities in North America; Onex Credit, which manages primarily non-investment grade debt through tradeable, private and opportunistic credit strategies; and Gluskin Sheff’s wealth management services including its actively managed public equity and public credit funds. In total, as of December 31, 2022, Onex has approximately $50.8 billion of assets under management, of which approximately $7.9 billion is its own investing capital. With offices in Toronto, New York, New Jersey, Boston and London, Onex and its experienced management teams are collectively the largest investors across Onex’s platforms.

Vista is a leading global investment firm with more than $95 billion in assets under management as of September 30, 2022. The firm exclusively invests in enterprise software, data and technology-enabled organizations across private equity, permanent capital, credit and public equity strategies, bringing an approach that prioritizes creating enduring market value for the benefit of its global ecosystem of investors, companies, customers and employees. Vista’s investments are anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions and proven, flexible management techniques that drive sustainable growth. Vista believes the transformative power of technology is the key to an even better future—a healthier planet, a smarter economy, a diverse and inclusive community and a broader path to prosperity.

General Corporate Information

We completed our initial public offering on July 30, 2021, and our Class A common stock commenced trading on the NYSE on July 28, 2021. Our principal executive offices are located at 150 Parkshore Drive, Folsom, California 95630. Our telephone number is (877) 873-1550. Our website address is www.powerschool.com and our investor relations website is investors.powerschool.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock. We are a holding company and all of our business operations are conducted through, and substantially all of our assets are held by, our subsidiaries.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Trademarks, Service Marks, and Trade Names

This prospectus and the documents incorporated by reference herein include our trademarks, service marks and trade names, such as “PowerSchool,” which are protected under applicable intellectual property laws and are the property of the Company or its subsidiaries. This prospectus and the documents incorporated by reference herein also contain trademarks, service marks and trade names of other companies which are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ®, SM or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of the trademarks, service marks or trade names of other parties to imply a relationship with, or endorsement of, these other parties.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or the applicable prospectus supplement or incorporated by reference herein or therein. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Furthermore, the trading price of our Class A common stock could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus and the applicable prospectus supplement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe, based on information currently available to our management, may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, related to our operations, financial results, financial condition, business, prospects, growth strategy, and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to:

•	our history of cumulative losses and expectation that we will not be profitable for the foreseeable future;

•	risks associated with failing to continue our recent growth rates;

•	the competitiveness of the market in which we operate;

•	risks and uncertainties associated with potential acquisitions and divestitures;

•	our ability to retain, hire and integrate skilled personnel including our senior management team;

•	our ability to develop, introduce and market new and enhanced versions of our solutions to meet customer needs and expectations;

•	our ability to scale our business and manage our expenses;

•	the impact of adverse general and industry-specific economic and market conditions;

•	the impact on our operations and financial condition from the effects of the COVID-19 pandemic;

•	the impact of inflation, rising interest rates and global conflicts, including disruptions in European economies as a result of the war in Ukraine;

•	risks to our revenue from changes in the spending policies or budget priorities for government funding of K-12 schools;

•	risks related to the procurement process and budget decision by government entities;

•	our ability to correctly estimate market opportunity and forecast market growth;

•	our ability to successfully develop new solutions or materially enhance current solutions through our research and development efforts;

•	risks caused by delays in upturns or downturns being reflected in our financial position and results of operations;

•	the length and variability of our sales cycles;

•	risks related to negotiating leverage and the demands of our large customers;

•	our ability to change our pricing models, if necessary to compete successfully;

•	our ability to acquire new accounts and successfully retain existing accounts;

•	our ability to maintain, enhance and protect our brand;

•	the seasonality of our sales and customer growth;

•	the effects of interruptions or delays in services provided by our data centers or other third parties;

•	risks associated with lawsuits by third parties for alleged infringement, misappropriation or other violation of their intellectual property and proprietary rights;

•	our ability to obtain, maintain, protect and enforce intellectual property protection for our current and future solutions;

•	the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions;

•	the risks associated with indemnity provisions in some of our agreements;

•	the risks related to our use of open source software in certain of our solutions;

•	the impact of interruptions or performance problems associated with our technology or infrastructure;

•	the impact of real or perceived errors, failures or bugs in our solutions;

•	risks related to incorrect or improper use of our solutions or our failure to properly train customers on how to utilize our solutions;

•	our ability to offer high-quality support;

•	our ability to predict and respond to rapidly evolving technological trends and our customers’ changing needs;

•	the fact that our activities are and will continue to be subject to extensive government regulation;

•	our ability to comply with HIPAA and other privacy laws and regulations;

•	risks related to changes in tax laws;

•	the impact of export and import control laws and regulations;

•	risks relating to non-compliance with anti-corruption, anti-bribery and similar laws;

•	risks related to future litigation;

•	changes in privacy laws and regulations applicable to our business;

•	our ability to comply with legal requirements, contractual obligations and industry standards relating to security, data protection and privacy;

•	risks to our reputation and of liability from a failure to comply with a variety of complex procurement rules and regulations;

•	our reliance on third-party software and intellectual property licenses;

•	our ability to develop and maintain proper and effective internal control over financial reporting;

•	our management team’s limited experience managing a public company; and

•	the impact of variation in our quarterly operating results on the trading price of our stock.

Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to various risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Information concerning factors that could cause actual results to differ from those in our forward-looking statements is contained under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated in this prospectus by reference (and in any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for subsequent periods that are so incorporated). Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We are not selling any shares of Class A common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of Class A common stock by the selling stockholders. All shares of Class A common stock offered from time to time pursuant to this prospectus are being registered for the account of the selling stockholders.

SELLING STOCKHOLDERS

Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had with the Company within the past three years, the beneficial ownership of our Class A common stock by the selling stockholders, the number of shares being offered by such selling stockholders and the number of shares beneficially owned by the selling stockholders after the applicable offering will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference. No selling stockholder may sell any shares of our Class A common stock pursuant to this prospectus until we have identified such selling stockholder and the shares being offered for resale by such selling stockholder in a subsequent prospectus supplement or in a post-effective amendment. However, selling stockholders may sell or transfer all or a portion of their shares of our Class A common stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 24, 2022.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Additionally, because we are a holding company, our ability to pay dividends on our Class A common stock may be limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant. Holders of our Class B common stock, as such, are not entitled to participate in any dividends declared by our board of directors.

MATERIAL U.S. FEDERAL INCOME TAX

CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock sold pursuant to this prospectus, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, or Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to persons subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•	persons subject to the alternative minimum tax;

•	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations”, “passive foreign investment companies”, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that own, or are deemed to own, more than five percent of our Class A common stock (except to the extent specifically set forth below);

•	“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds); and

•	tax-qualified retirement plans.

If any partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “United States person” nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Class A common stock in the foreseeable future. However, if we make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a non-taxable return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, backup withholding, and the Foreign Account Tax Compliance Act, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to the applicable withholding agent prior to the payment of dividends a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our Class A common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period preceding the Non-U.S. Holder’s disposition of our Class A common stock and (2) the Non-U.S. Holder’s holding period for our Class A common stock. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may generally be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however,

on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Class A common stock will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, and such Non-U.S. Holder owned, actually and constructively, five percent or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we were to become a USRPHC and our Class A common stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of Class A common stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our Class A common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our Class A common stock generally will be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale, or taxable disposition. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their tax advisors regarding information reporting and backup withholding.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Under the Code, applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. The U.S. Department of the Treasury released proposed regulations (which may be relied upon by taxpayers until final regulations are issued), which eliminate FATCA withholding on the gross proceeds from a sale or other disposition of our Class A common stock. Accordingly, FATCA withholding on the gross proceeds from a sale or other disposition of our Class A common stock is not currently expected to apply.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

PLAN OF DISTRIBUTION

The shares of our Class A common stock covered by this prospectus are being registered to permit the selling stockholders to offer and sell such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale or other distribution of the Class A common stock offered by the selling stockholders.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of any of their sales. The selling stockholders and certain of their successors, including certain transferees and assignees, may make sales of the shares of Class A common stock covered by this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers or through agents, on the NYSE or any other stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law. Such sales may be effected by a variety of methods, including the following:

•	in market transactions or on any national securities exchange or quotation service or over-the-counter market on which the shares may be listed or quoted at the time of sale;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	in privately negotiated transactions;

•	through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;

•

through the writing or settlement of options or other hedging transactions (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of certain short sales entered into after the date of this prospectus;

•	purchases by the broker-dealer as principal, and resale by the broker-dealer for its account pursuant to this prospectus;

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•	in a public auction;

•	transactions in which a broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;

•	through any combination of the foregoing methods of sale; or

•	through any other method permitted pursuant to applicable law.

The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

A selling stockholder that is an entity may elect to make an in-kind distribution of shares of our Class A common stock to its members, partners or equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus and an applicable prospectus supplement. To the extent that such members, partners or equityholders are not affiliates of ours, such members, partners or equityholders would thereby receive freely tradeable shares of our Class A common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell our shares of Class A common stock acquired in the distribution.

The selling stockholders may enter into hedging transactions with broker-dealers or any other person, in connection with such broker dealer or other person who may in turn engage in short sales of the shares of Class A common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares short and deliver shares covered by this prospectus and any applicable prospectus supplement to close out the short positions or loan, pledge, or grant a security interest in, some or all the shares owned by them to broker-dealers that in turn may sell such shares.

The selling stockholders may also directly make offers to sell some or all of the shares of Class A common stock offered by them pursuant to this prospectus to, or solicit offers to purchase such shares from, purchasers from time to time.

If the selling stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In connection with those sales, underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for which they may act as agents. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents.

From time to time, the selling stockholders may sell the shares of Class A common stock offered by them pursuant to this prospectus to one or more dealers acting as principals. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers.

The selling stockholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of Class A common stock offered by them pursuant to this prospectus, or to sell such shares in ordinary brokerage transactions, on their behalf. Such broker-dealers may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.

The selling stockholders or their respective underwriters, broker-dealers, or agents may make sales of the shares of Class A common stock that are deemed to be an at-the-market offering as defined in Rule 415 of the Securities Act, which includes sales of such shares made directly on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of Class A common stock owned by them. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling stockholders under this prospectus.

In addition to the transactions described above, the selling stockholders may sell the shares of Class A common stock offered by them pursuant to this prospectus in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may transfer, sell or dispose of the securities by other means not described in this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of shares of Class A common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares being distributed for a period of up to five business days before the distribution. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We may indemnify, in certain circumstances, the selling stockholders against certain liabilities to which they may become subject in connection with the sale of the shares of Class A common stock offered by them pursuant to this prospectus, including liabilities arising under the Securities Act. Each of the selling stockholders may indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We and the selling stockholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of the shares offered by them pursuant to this prospectus against certain liabilities to which they may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We have also agreed that if the indemnification described above is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such losses, as well as any other relevant equitable considerations.

Underwriters and their affiliates may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

We may pay the expenses of the registration of the shares of Class A common stock offered and sold by the selling stockholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants, and to reimburse the selling stockholders for any legal fees and expenses reasonably incurred in connection with defending against certain liabilities. The selling stockholders will pay any underwriting discounts and commissions applicable to the shares sold by the selling stockholders.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters of a given offering. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

LEGAL MATTERS

The validity of the issuance of our Class A common stock offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a limited partnership that is an investor in one or more investment funds associated with Vista or are investors in the Company. Kirkland & Ellis LLP represents entities affiliated with Vista in connection with legal matters.

EXPERTS

The financial statements of PowerSchool Holdings, Inc. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-40684). We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register our Class A common stock being offered by this prospectus. This prospectus, and any document incorporated by reference into this prospectus, which form part of the registration statement, does not contain all of the information included in the registration statement and the attached exhibits. You will find additional information about us and our Class A common stock in the registration statement. References in this prospectus to any of our contracts, agreements, or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents.

The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink.

We are subject to the reporting, proxy and information requirements of the Exchange Act, and are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above, as well as on our website, www.powerschool.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of, or other information accessible through, our website are not part of this prospectus, and you should not consider the contents of, or other information accessible through, our website in making an investment decision with respect to our Class A common stock.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and the applicable prospectus supplement. We incorporate by reference the following documents that we have filed with the SEC (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 24, 2023;

•

information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed on April 6, 2022; and

•

the description of our capital stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), until all offerings under the registration statement of which this prospectus is a part are completed or terminated, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information. Any statement so updated or superseded will not be deemed, except as so updated or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above that have been incorporated by reference into this prospectus. You should direct requests for those documents to the following address:

PowerSchool Holdings, Inc.

150 Parkshore Drive

Folsom, California 95630

Attn: Chief Legal Officer

(877) 873-1550

8,700,000 Shares

PowerSchool Holdings, Inc.

Class A Common Stock Offered by the Selling Stockholders

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC

Barclays

BofA Securities

Jefferies

RBC Capital Markets

Credit Suisse

Macquarie Capital

UBS Investment Bank

Baird

Piper Sandler

William Blair

AmeriVet Securities

Loop Capital Markets

Ramirez & Co., Inc.

Stern

February 28, 2023